UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): July 20, 2007 (July 16, 2007)

                            Industrial Minerals, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


      000-30651                                                   11-3763974
------------------------                                    -------------------
(Commission File Number)                                     (I.R.S. Employer
                                                             Identification No.)

          2500 One Dundas Street West, Toronto, Ontario, Canada M5G 1Z3
        ----------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (416) 979-4621



                  ---------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On July 16, 2007, the Company closed a private placement Wellington West Capital Inc., a Toronto, Ontario broker-dealer for $500,000. Thirty accredited investors participated, at a price of $0.16 per share, less a commission of $0.01 per share, for a net of $0.15 per share. There are also 500,000 Broker warrants issued at $0.16US exercisable up to April 27, 2009.

The Company also completed a private placement with a single investor of 335,000 common shares at $0.16 per share for $53,600. The shares contained in these private placements represent less than 3% of the prior outstanding shares of the Company.

With respect to the unregistered sales made, the Company relied on Section 4(2) of the Securities Act of 1933, as amended and Regulation S. No advertising or general solicitation was employed in offering the securities. The securities were offered to sophisticated investors who were provided all of the current public information available on the Company.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  INDUSTRIAL MINERALS, INC.

                                  (Registrant)

                                  Dated: July 20, 2007

                                  /s/ Robert Dinning
                                  ------------------
                                  Robert Dinning, Chief Financial Officer
                                  & Director